SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 1, 2004

MEDICAL STAFFING SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-23967	91-2135006
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8150 Leesburg Pike, Suite 1200, Vienna, Virginia	22182
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 641-8890

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 1, 2004, Medical Staffing Solutions, Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with Nurses PRN LLC (“Nurses PRN”) and the shareholders of Nurses PRN (the “Shareholders”). Pursuant to the Letter of Intent and upon the consummation of a definitive agreement, Nurses PRN will become a 100% wholly-owned subsidiary of the Company.

On July 15, 2004 the Company entered into a non-binding letter of intent to acquire Physicians Informatics, Inc., d.b.a. PracticeOne, a Virginia corporation (“PracticeOne”), operating in a similar industry. This letter of intent was terminated on December 3, 2004.

On December 6, 2004, the Company issued a press release announcing that the Company has entered into the Letter of Intent and has terminated the letter of intent with PracticeOne.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 99.1	Press Release dated December 6, 2004 announcing the entry into a Letter of Intent with Nurses PRN and the termination of the PracticeOne letter of intent	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004	Medical Staffing Solutions, Inc.

By: /s/ Dr. Brajnandan B. Sahay
Name: Dr. Brajnandan B. Sahay
Title: President, Chief Executive Officer, Principal Financial Officer and Director